Information Statement Pursuant to Section 14(c) of the
               Securities Exchange Act of 1934 (Amendment No. __)

 Check the appropriate box:

 [ ] Preliminary Information Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
 [X] Definitive Information Statement

               Creative Programming and Technology Ventures, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 Payment of Filing Fee (Check the appropriate box):

 [ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
 [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)   Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

          (2)   Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

          (3)   Per  unit   price  or  other   underlying   value  of
                transaction  computed  pursuant to Exchange  Act Rule
                0-11 (Set forth the amount on which the filing fee is
                calculated   and  state   how  it  was   determined):
                $7,000,000 cash - Rule 0-11(c)(2)
                ---------------------------------------------------------------

          (4)   Proposed maximum aggregate value of transaction:
                $7,000,000 cash
                ---------------------------------------------------------------

          (5)   Total fee paid:
                $1,400
                ---------------------------------------------------------------
 [X]     Fee paid previously with preliminary materials.

 [ ]     Check box if any part of the fee is offset  as  provided  by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)      Amount Previously Paid:  _________________________________
          (2)      Form, Schedule or Registration Statement No.:  _____________
          (3)      Filing Party:  ____________________________________________
          (4)      Date Filed: _____________________________________________

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14C-5(D)(2))

               CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.
                       7900 East Union Avenue, Suite 1100
                             Denver, Colorado 80237
--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on November 15, 1996
--------------------------------------------------------------------------------
                                                               October 15, 1996

TO THE SHAREHOLDERS OF CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.:

     A Special Meeting of Shareholders of Creative Programming and Technology Ventures, Inc., a Colorado corporation ("CPTV" or the "Company"), will be held at the Hyatt Regency Downtown, 1750 Welton Street, Denver, CO 80202, on November 15, 1996 at 10:00 a.m. Mountain time, to consider and take action on:

     1. A proposal to sell the entire interest of KG Squared, Inc. (a wholly owned subsidiary of CPTV) in Off World Entertainment, Inc. d/b/a/ OddWorld Inhabitants, Inc., to GT Interactive Software Corp. for $7 million less certain accrued unpaid expenses.

     2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The discussion of the proposal set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Information Statement.

     Only holders of record of Common Stock and Series A Convertible Preferred Stock at the close of business on October 2, 1996 will be entitled to notice of and to vote at this special meeting, or any postponements or adjournments thereof. Shareholders representing approximately 50.3% of the vote to be cast at the Special Meeting have agreed to vote for Proposal One summarized above.

     Shareholders will have the right to dissent from the GT Transactions if Proposal Number One is approved. To do so the shareholder must comply strictly with the provisions of Colorado law regarding the assertion of dissenter's rights. A copy of the relevant statute is attached as Exhibit A to the Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

                                         By Order of the Board of Directors:



                                          Gary R. Vickers, President

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14C-5(D)(2))

               CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.
                       7900 East Union Avenue, Suite 1100
                             Denver, Colorado 80237

                              INFORMATION STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 15, 1996
                                                               October 15, 1996

     This Information Statement is being furnished to shareholders of Creative Programming and Technology Ventures, Inc. ("CPTV" or the "Company") in connection with a Special Meeting of shareholders of the Company (the "Special Meeting") and at any adjournments or postponements thereof. The Special Meeting will be held at 10:00 a.m. Mountain Time, at the Hyatt Regency Downtown, 1750 Welton Street, Denver, CO 80202 on November 15, 1996. This information statement will be first mailed to the shareholders on or about October 15, 1996.

                                VOTING SECURITIES

     Holders of record of the Company's common stock (the "Common Stock") and the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), at the close of business on October 2, 1996 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 3,210,079 shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding. The holders of shares of Common Stock and Preferred Stock are entitled to one vote per share. The Company's only classes of voting securities are the Common Stock and Preferred Stock. A majority of the issued and outstanding shares of the Common Stock and Preferred Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     --------------------------------------------------------------

     Set forth below is certain information with respect to ownership of CPTV's securities by the CPTV's executive officers, directors, and persons or entities who are known by CPTV to own beneficially more than 5% of the outstanding shares of the Common Stock and Preferred Stock:


Name and address                          Number of Shares       Percentage of
of Beneficial Owner                   Common        Preferred        Class
-------------------                 -------------------------    -------------

Kim Magness (a)(g)                  267,200          255,500          15.1
Gary D. Magness (b)(g)              283,750          255,500          15.5
4643 South Ulster
Suite 1520
Englewood, CO 80237

Gary R. Vickers (f)(g)              565,000          489,000          28.5
7900 East Union Avenue
Suite 1100
Denver, CO 80237

A. Richard Berman                    33,750(d)                         1.0
46 A Bulkley Avenue
Sausalito, CA 94965

William Gladstone (e)(g)             75,250(d)                         2.3
2191 San Elijo Avenue
Cardiff-by-the-Sea, CA 92007

Craig K. Tanner                      33,750(d)                         1.0
1880 Campus Common Drive
Reston, VA 22091

All Directors and                  1,258,700       1,000,000          52.3
Executive Officers
as a Group (5 persons)
----------

*    Less than 1%.

(a) Includes 3,700 shares of Common Stock held in the name of Kim Magness' wife.

(b) Includes shares of Common Stock held in the names of Gary Magness' wife (12,000 shares) and minor child (5,000 shares). Also includes 11,250 shares underlying options exercisable from November 1, 1996 through January 16, 2001, at $1.00 per share. Does not include 11,250 shares underlying similar options which are not exercisable until November 1, 1997.

(c) The shares of Preferred Stock are entitled to convert to Common Stock on a share-for-share basis upon the holder paying a conversion premium of $5.40 per share through November 17, 1997. Pending conversion, the shares of Preferred Stock have the right to vote on a share-for-share basis with the Common Stock. The Preferred Stock also has dividend rights equivalent to the Common Stock.

(d) Consists of options to acquire 22,500 shares at $4.00 per share exercisable through October 1, 1998. Also includes 11,250 shares underlying options exercisable from November 1, 1996 through January 16, 2001, at $1.00 per share. Does not include 11,250 shares underlying similar options which are not exercisable until November 1, 1997.

(e)  Includes 7,500 shares held in the name of Mr. Gladstone's wife.

(f) Includes 74,000 shares held in the name of a family member as to which Mr. Vickers holds an irrevocable proxy to vote.

(g) Messrs. Magness, Vickers, and Gladstone have entered into a Voting Agreement by which they have agreed to vote FOR proposal number 1 with respect to the shares over which they have direct voting control (not including shares held in the names of their wives and children).

         To the best knowledge of CPTV, there are no arrangements, understandings or agreements relative to the disposition of any of CPTV's securities, the operation of which would at a subsequent date result in a change in control of CPTV.

                               PROPOSAL NUMBER ONE
                                SALE OF ODDWORLD

     The Board of Directors of CPTV (the "Board") has determined that it is in CPTV's best interest to sell 100% of the interest held by KG Squared, Inc., a wholly owned subsidiary of CPTV ("KG"), in Off World Entertainment, Inc. d/b/a/ OddWorld Inhabitants, Inc. ("OddWorld") to GT Interactive Software Corp., a
Delaware corporation, ("GT") for $7 million less certain unpaid expenses (approximately $175,000). (The purchase of KG's interest in OddWorld and the obligation to finance the continuing development of OddWorld by GT described below are collectively referred to as the "GT Transactions.") The completion of the GT Transactions will result in a significant gain to CPTV on its approximate $3.7 million investment in OddWorld. (When used herein, the term "CPTV" or the "Company" includes KG.)

General Discussion

     As was publicly reported in September 1994, CPTV embarked on a speculative strategy in the interactive entertainment business when CPTV co-founded OddWorld with Sherry McKenna (who became chief executive officer) and Lorne Lanning (who became creative director of OddWorld). The decision to launch OddWorld was part of a plan to diversify CPTV from the lower margin "work for hire" services then being performed by CPTV's Alexandria, Inc., subsidiary into the production of proprietary games designed for advanced (32-bit and beyond) platforms. Under the "work for hire" model, Alexandria built products around intellectual property owned by major third party entertainment publishers in exchange for certain development fees and a royalty from retail sales after development costs had been recouped.

     The investment in OddWorld was intended to be an alternative strategy for CPTV centered around creating its own products and the underlying intellectual property. However, significant cost overruns and time delays in OddWorld's operations required CPTV to dedicate its remaining resources to OddWorld to mature its investment therein. This eliminated some of the diversification that CPTV originally had sought. CPTV has invested substantially all of its 1996 capital budget into OddWorld, and has borrowed an additional $500,000 from affiliates to protect its investment in OddWorld resulting in total expenditures by CPTV of approximately $3.7 million. The game, known as "SoulStorm(TM)," the first product of the proposed "StoryDwelling Adventure" series, is still in development and will not be completed until 1997. Several leading publishers reviewed SoulStorm(TM) and expressed a significant degree of interest in it. In order to ensure that there will be funding for the completion and marketing of SoulStorm(TM), to provide CPTV with a substantial return on its investment, and to allow CPTV to divert its resources into other areas, CPTV has agreed to sell its entire interest in OddWorld to GT Interactive Software Corp. ("GT"), a NASDAQ-listed, leading global publisher of interactive entertainment, edutainment, and value-priced software.

OddWorld

     OddWorld was formed in 1994 as a Delaware corporation and is located in San Luis Obispo, California. The principal officers of OddWorld include Sherry McKenna, Chief Executive Officer and Lorne Lanning, Vice President and Secretary. Ms. McKenna, Mr. Lanning, Gary Vickers and William Gladstone are the Directors of OddWorld. OddWorld was funded for the express purpose of creating and publishing a new genre of games for advanced game consoles and Windows 95 MPC platforms, with an emphasis on adventure, action and problem solving games. The interactive game that OddWorld has been developing since inception is known as "SoulStorm(TM)."

     CPTV, through KG, co-founded and acquired its interest in OddWorld in September 1994 under several agreements (the "September 1994 Agreements") which, in general, required that:

     CPTV invest $2,252,450 to acquire shares of OddWorld Series A Preferred Stock at $100 per share, all of which was used for project financing;

     CPTV would be given a right to redeem its entire principal investment prior to any significant distribution of profits to the equity owners.

     Ms. McKenna and Mr. Lanning would perform services for OddWorld leading to the development of SoulStorm(TM) under employment agreements; and

     Shares of OddWorld Class A Common Stock to be owned by them would vest only when the development of SoulStorm(TM) had been completed.

     When CPTV acquired its interest in OddWorld, the parties had agreed on a budget of approximately $2.3 million for development of SoulStorm(TM), the major asset of OddWorld. At that time, the parties anticipated that SoulStorm(TM) would be marketable in late 1996. Significant delays occurred, and development of SoulStorm(TM) has cost approximately $3.7 million to date, is expected to cost an additional approximate $1 million, and release is not expected until 1997.

Ownership of OddWorld

     In the September 1994 Agreements, CPTV, through KG, purchased 19,600 shares of Class A Common Stock for nominal consideration and purchased 22,524.5 shares of Series A Preferred Stock for a total investment of $2,252,450. It was expected that this investment would be sufficient to complete the development of SoulStorm(TM). (CPTV's other subsidiary, Alexandria, Inc., acquired 5,000 shares of non-voting Class B Common Stock at about the same time.) Following the completion of the investment for the Series A Preferred Stock in approximately
February 1996, CPTV made two loans to OddWorld for $769,000 and $500,000 pursuant to a Loan and Security Agreement (described below). The Loan and Security Agreement gives CPTV the right to convert the full amount advanced into shares of OddWorld Class A Common Stock at the rate of $230 per share.

     Ms. McKenna and Mr. Lanning each own 10,200 shares of Class A Common Stock. These shares do not vest until the SoulStorm(TM) game has been completed. An OddWorld employee owns 1,200 shares of Class B Common Stock.

Financing of SoulStorm(TM)

     CPTV and its affiliates have been called upon to provide 100% of the financing for the development of SoulStorm(TM). CPTV completed its purchase of the Series A Preferred Stock in or about February 1996, and continued to loan additional funds to OddWorld necessary for OddWorld to continue the development of SoulStorm(TM). In May and June 1996, OddWorld did not have sufficient funds to pay its employees or its expenses. Even though CPTV had no obligation to advance additional working capital at that time, no other source of financing was available to OddWorld and CPTV felt it was imperative to protect its investment in OddWorld. In July 1996, OddWorld entered into a Loan and Security Agreement whereby it acknowledged that CPTV had loaned $769,000 in addition to the Series A Preferred investment, and in which CPTV agreed to advance an additional $500,000 by September 1, 1996. On August 30, 1996, CPTV advanced $64,300 (which amount was entirely in excess of the required $500,000). In addition, CPTV has provided OddWorld with a guarantee allowing OddWorld to purchase approximately $275,000 worth of equipment and CPTV, through its Alexandria, Inc., subsidiary, has leased OddWorld extensive additional equipment. Consequently, CPTV believes that it has provided OddWorld with approximately $3.7 million in financing, an amount which has been insufficient to complete the development of SoulStorm(TM) after a two year period.

     In the Loan and Security Agreement, OddWorld granted CPTV a security interest in all of OddWorld's tangible and intangible assets to collateralize the repayment obligation for both the $769,000 and the $500,000 loans. In addition, the loans are convertible into OddWorld Class A common stock at the rate of $230 per share. The Loan and Security Agreement requires interest at 12% per annum, and repayment on demand at any time on or after the earlier of September 1, 1996 or such time as a third party acquires CPTV's entire interest in OddWorld. At the time that OddWorld and KG entered into the Loan and Security Agreement, OddWorld and KG were engaged in negotiations with GT relating to the GT Transactions. CPTV has agreed not to exercise its conversion right pending the closing of the GT Transactions. The repayment obligation under the Loan and Security Agreement has been deferred, pending CPTV shareholder approval and the release from escrow of the documents and funds necessary to complete the GT Transactions, as described below.

     Ms. McKenna and Mr. Lanning have indicated that they expect to contest the repayment requirements of the Loan and Security Agreement, if CPTV shareholders approval is not obtained. However, CPTV believes that the Loan and Security Agreement is clear as to its terms, and that the full amount of the claimed indebtedness is outstanding. However, despite CPTV's position, there can be no assurance that Ms. McKenna and Mr. Lanning will not attempt to challenge CPTV's financial position and rights. If such a dispute were to arise, arbitration or litigation of any claims could further hinder the economic viability of OddWorld, and the timing, or even the ultimate completion of the SoulStorm(TM) title.

     The cost overruns in developing SoulStorm(TM) have resulted in CPTV demanding redemption of its Series A Preferred Stock as of June 6, 1996 in accordance with its rights as outlined in the September 1994 Agreements. CPTV also claimed that unless the SoulStorm(TM) game were finished by September 1996, the employment contracts for Ms. McKenna and Mr. Lanning would expire according to their terms and, unless they continued to finish SoulStorm(TM), their equity interest in OddWorld would fail to vest. Ms. McKenna and Mr. Lanning have indicated that they expect to dispute these assertions if the GT Transactions are not completed. However, resolution of these issues has been deferred pending completion of the GT Transactions.

Relationship with Alexandria

     OddWorld contracted for services, personnel and equipment provided by Alexandria, Inc., a wholly-owned subsidiary of CPTV ("Alexandria") to perform software development services with funds provided by CPTV. OddWorld paid Alexandria these costs (including overhead and a profit margin) on a fixed contract basis. In addition, OddWorld paid Alexandria for the use of certain software development tools which had been developed and were owned by Alexandria. OddWorld also subleases space from Alexandria at Alexandria's offices in San Luis Obispo. Alexandria continues to lease equipment and sublease office space to OddWorld. As a result of agreements entered into with GT on September 13, 1996, OddWorld (with funds being provided by GT) is now paying 100% of the office lease rental and will continue to pay Alexandria for the equipment rental through the completion of the GT Transactions. If shareholder approval of the GT Transactions is not obtained, however, CPTV must repay to GT all funds provided by GT to OddWorld for these and other operating expenses up to $625,000. In addition, certain shareholders of CPTV have agreed to indemnify GT if CPTV is unable to make these payments when due. See "Related Party Transactions" and "If Shareholder Approval Is Not Obtained", below.

GT Interactive Software Corp.

     Since before May 1996 management of OddWorld, including Ms. McKenna and Mr. Lanning, with the support of Mr. Vickers, have sought third-party financing sources for the completion of the development of SoulStorm(TM). While a number of publishers expressed interest in SoulStorm(TM), commencing in late May 1996 OddWorld management chose to focus exclusively on negotiations with GT.

     On September 13, 1996, the parties executed agreements for the completion of the GT Transactions. The transactions contemplated by these agreements (the "GT Agreements") involve OddWorld, Ms. McKenna and Mr. Lanning, CPTV and KG:

     In a complex series of transactions, CPTV agreed to sell its interest in OddWorld by exchanging its Class A and B Common Stock and Series A Preferred Stock for a newly-created voting Series B Preferred Stock of OddWorld, and then to sell to GT all of this Series B Preferred Stock and assign all "Affiliate Indebtedness" to GT for $7 million less accrued, unpaid expenses as of August 16, 1996 (approximately $175,000). "Affiliate Indebtedness" includes all amounts owing under the Loan and Security Agreement, including the $769,000 and the $500,000 loans described under "Financing of SoulStorm(TM)," amounts owed to Alexandria for rental and other payments, and other amounts owing by OddWorld to CPTV, Alexandria, or any other affiliate of CPTV, including the $64,300 advance made on August 30, 1996. In addition, Alexandria conveyed all of its assignable assets (including software, hardware, fixtures, and contract rights associated therewith) to OddWorld.

     OddWorld also agreed to sell to GT, for approximately $285,000, 80 additional shares of new Series B Preferred Stock the result of which will give GT voting parity with Ms. McKenna and Mr. Lanning after the GT Transaction is completed following shareholder approval. OddWorld also entered into a publishing agreement with GT by which GT obtained exclusive rights to SoulStorm(TM), and OddWorld provided GT with certain credits against funds advanced by GT.

     Ms.  McKenna  and Mr.  Lanning  entered  into  employment  agreements  with
     OddWorld  by  which  they   committed  to  complete  the   development   of
     SoulStorm(TM).

     GT agreed to advance up to $625,000, and, in its discretion, may make further advances up to an aggregate of $825,000, to OddWorld for working capital purposes, to enable OddWorld to pay necessary expenses such as payroll, equipment rental, lease expenses, and other general expenses. As a condition of the advances, GT required that CPTV indemnify GT up to $625,000 if the advances were not repaid if CPTV shareholder approval of the GT Transactions was not timely obtained; GT also required that two shareholders of CPTV, Kim and Gary Magness, personally act as sureties to ensure CPTV's indemnification obligation. See "Related Party Transactions" and "If Shareholder Approval Is Not Obtained", below.

     The GT Transactions were closed on September 13, 1996. However, because the GT Transactions require approval of the shareholders of CPTV, all agreements and funds were placed in escrow pending CPTV shareholder approval. Consequently, except for GT's obligation to advance funds to OddWorld, CPTV's indemnification obligation, and Messrs. Magness' surety obligation, none of the agreements are currently effective. Upon shareholder approval, however, the agreements will be released from escrow and will be deemed to have been effective as of September 13, 1996. The purpose of the Special Meeting is to seek the approval by the shareholders of CPTV to the sale to GT of CPTV's entire interest in OddWorld.

     Even after shareholder approval and the completion of the GT Transactions, the escrow agent (Republic National Bank of New York) will retain 10% of the purchase price ($700,000) in escrow for an additional two years. The purpose of this holdback escrow is to provide GT with potential recourse against any valid future claims should any of the representations and warranties made to it by CPTV or KG in the Purchase Agreement lead to any valid claims against CPTV's interest. Under the agreement, GT may make no claim unless the total of all claims results in damages to GT exceeding $100,000. Thereafter, GT may claim all damages suffered as a result of breaches of representations and warranties in excess of $100,000, but all potential future claims and liabilities will be capped at $2,000,000 of the original $7,000,000 purchase price (such cap including the $700,000 holdback). In the agreements with GT, CPTV made numerous representations and warranties, including a representation that the intellectual property included in SoulStorm(TM) is owned by OddWorld. Based on its knowledge, CPTV believes that the representations and warranties were true and correct in all material respects when made. CPTV does not anticipate that any substantial claims will arise therefrom. It must be recognized, however, that no assurances can be given in this regard, and that if any claim does arise and is found to be valid, CPTV could incur total liabilities of up to $2,000,000 (including defense costs) over the next two years.

Related Party Transactions

     Since February 1996, CPTV has reported that its working capital was not sufficient to fund the development of SoulStorm(TM) to completion. In June 1996 it became apparent that CPTV's available capital was insufficient to continue to wholly finance the operations of OddWorld and to continue to meet its own obligations. At that time, however, negotiations with GT were proceeding well and these negotiations eventually resulted in letters of intent with GT in early July 1996. Thereafter, CPTV and its affiliates provided bridge financing for OddWorld's operations based on the prospect of completing the final agreements with GT. As a means of financing OddWorld and providing CPTV with collateral for amounts previously advanced, CPTV entered into the Loan and Security Agreement on July 12, 1996. To obtain the necessary funds to meet its commitments under the Loan and Security Agreement, CPTV borrowed $500,000 from three shareholders, Mr. Gary Vickers (also president and a director of CPTV, $100,000), Mr. Gary Magness (also a director, $200,000), and Mr. Kim Magness ($200,000). A condition of these advances was that CPTV would pass through to Messrs. Vickers and Magness and Magness all interest and conversion rights to OddWorld common stock which were bargained for and included in the Loan and Security Agreement.

     Once the due diligence period expired, GT's agreement to proceed with the transactions required GT to begin funding OddWorld's operation up to $625,000, and, in its discretion, may make further advances up to an aggregate of $825,000, pending CPTV shareholder approval. GT conditioned its agreement to provide this working capital financing on the assurance of repayment of up to $625,000 by CPTV and an agreement from Messrs. Kim and Gary Magness to act as surety for CPTV's repayment obligation if CPTV does not obtain shareholder approval of the GT Transactions by December 15, 1996. Messrs. Magness agreed to provide this assurance of repayment in the form of a surety agreement, conditional on them obtaining CPTV's commitment to include any amounts paid by them on this surety as indebtedness of CPTV and OddWorld, convertible into OddWorld Class A Common Stock should the GT Transactions not be completed.

     If CPTV obtains shareholder approval of the GT Transactions by December 15, 1996, these agreements will expire, and neither CPTV, Mr. Vickers, nor Messrs. Magness will have any remaining direct or indirect interest in OddWorld. CPTV will, however, continue to have outstanding a demand note in favor of Messrs. Vickers and Magness under which CPTV will be obligated to repay the $500,000 which they advanced to CPTV, plus interest at the rate of 12% per annum from the inception of the loan. (The interest rate payable to Messrs. Vickers and Magness is identical to the interest rate in the Loan and Security Agreement.) CPTV's repayment obligation to Messrs. Vickers and Magness will be repaid to them from the proceeds of the GT Transactions when received by CPTV.

     As noted, persons holding a sufficient number of shares have agreed to vote for the approval of the GT Transactions, thus assuring CPTV that approval will be obtained when the matter is submitted to the shareholders.

If Shareholder Approval Is Not Obtained

     Although holders of more than a majority of the votes to be cast at the Special Meeting have agreed to vote in favor of the GT Transactions, it is possible that shareholder approval may be abandoned due to a substantial delay or other impediment preventing the Special Meeting from being held timely. If shareholder approval has not occurred, but is reasonably likely in the near future, it is possible that the parties may extend the date and continue funding OddWorld's operations, although the parties have no obligation to do so.

     If the parties do not extend the shareholder approval date, the various agreements and collateral documents will be returned by the escrow agent directly back to the respective parties to the transaction. The funds will be returned to GT and the GT Transactions will be cancelled as though the transactions never took place. In addition, OddWorld must repay GT all amounts advanced, and seek new provisions for the continuing operations of OddWorld. There are no assurances that additional working capital can be secured before a substantial disruption to OddWorld's operations may occur.

     Repayment of Amounts Advanced to GT. If shareholder approval is not timely obtained, OddWorld will be obligated to repay GT all funds advanced by GT up to $825,000. If OddWorld is unable to repay GT this amount, CPTV will be obligated to repay the first $625,000 of principal and interest accrued thereon (at 8% per annum) to GT.

     It is anticipated that OddWorld will be unable to make the necessary payment if due. As noted above, since inception in September 1994, OddWorld has not been able to secure independent financing, and has chosen to rely solely on financing provided by CPTV and now GT. OddWorld's obligation to repay (up to $625,000) will likely become the responsibility of CPTV which will attempt to raise sufficient new capital to perform its obligations on a timely basis. If it appears possible that for any reason shareholder approval will not be timely obtained, CPTV will immediately commence inquiries among potential investors (including publishers and related parties) for interest in advancing the funds necessary to repay GT and to provide other financing to OddWorld. If CPTV is unable to obtain additional financing, GT will rely on the Magness surety agreement for full payment of amounts advanced (up to $625,000). Any amount advanced by GT in excess of $625,000 (up to $825,000) will continue to be a repayment obligation of OddWorld but not of CPTV, and will not be subject to the Magness surety agreement and will be unsecured debt.

     Continuing Operations of OddWorld. In connection with the September 13, 1996, closing of the GT Transactions, CPTV, OddWorld, Ms. McKenna and Mr. Lanning entered into a "Non-waiver and Consent Agreement" to provide a means of maintaining their respective rights under the September 1994 Agreements, the Loan and Security Agreement, and otherwise without, however, asserting those rights. As discussed above, prior to the closing CPTV exercised certain rights with respect to its Series A Preferred Stock and was prepared to exercise certain rights it held under the Loan and Security Agreement.

     If the GT Transactions are not completed as scheduled, it is anticipated that the control of Oddworld's on-going operations will be unsettled and volatile. Although the parties have expressed a willingness to discuss arrangements for the continuing operation of OddWorld in such an event, there can be no assurance that the parties will be able to reach an agreement. If the parties are not able to reach an agreement, litigation or arbitration will likely result, and it is the belief of CPTV that the economic opportunity for the sale of OddWorld or SoulStorm(TM) will be substantially impaired.

     CPTV believes that its position vis-a-vis Ms. McKenna and Mr. Lanning based on the existing contracts, the significant amount of its investment, and their failure to complete SoulStorm(TM) within the original budget, would allow it to prevail over any counter arguments asserted by Ms. McKenna and Mr. Lanning. CPTV believes that the value inherent in the underlying technology of SoulStorm(TM) and the value of CPTV's investment in OddWorld is dependent upon the timely introduction of the product to market. If the introduction of SoulStorm(TM) to the market is delayed due to disputes among the parties, CPTV believes that technological obsolescence may render the OddWorld investment uneconomical and this, in turn, would have a severe impact on CPTV's shareholder value.

     Due to the foregoing, CPTV considers it to be most prudent and important to complete the GT Transactions timely. CPTV believes that the dispute and difficulties that are likely to develop if the GT Transactions are not completed will clearly not be in the best interests of CPTV or its shareholders.

If Shareholder Approval Is Timely Obtained

     The agreements with GT require that approval be obtained from the Securities and Exchange Commission for this Information Statement not later than December 1, 1996, and that shareholder approval be obtained from the CPTV shareholders not later than December 15, 1996. As indicated above, CPTV has obtained a voting agreement from persons holding 50.3% of the outstanding vote at the shareholders' meeting and, therefore, if the meeting is held shareholder approval is assured.

     If shareholder approval is timely obtained, the agreements and the collateral documents (including certificates and legal opinions) all will be released from escrow and delivered to the respective parties. The GT Transactions then become fully completed and CPTV will no longer have any direct or indirect interest in OddWorld, SoulStorm(TM), or certain of the Alexandria assets. CPTV will receive approximately $6,125,000 and $700,000 will be retained in the holdback escrow. In September 1998 the funds in the holdback escrow will be released to CPTV unless a valid claim is authorized therein reduces the holdback provision.

     In addition, GT has agreed to cause OddWorld to assume all liabilities with respect to third party leases of equipment and loans collateralized by equipment which have been guaranteed by CPTV. This will result in the return of approximately $350,000 of collateral to CPTV on or about the date of completion of the GT Transactions, which is in a return of capital in addition to the purchase price.

     Initially, KG and CPTV will use the proceeds to pay all existing debts (estimated to be approximately $650,000 at August 31, 1996, including $500,000 payable to Messrs. Kim and Gary Magness and Gary Vickers for the loan made in July 1996 to provide financing to OddWorld). CPTV is continuing to incur expenses in connection with the completion of the GT Transactions and its operating expenses; as a result, CPTV estimates that total transaction costs and liabilities will continue to accumulate through the Special Meeting.

     Following the Special Meeting, the CPTV Board of Directors will consider various alternatives including (without limitation) seeking and considering other business opportunities that may be presented to CPTV or making a partial distribution of the net cash proceeds to the shareholders.

     Following the completion of the GT Transactions, CPTV will have a substantial amount of capital which it will invest in certificates of deposit, short-term obligations of the United States government, or other suitable short-term investments. At the present time the Company does not intend to become an investment company under the Investment Company Act of 1940 and, therefore, may be limited in the temporary investments that it can make with the net proceeds from the GT Transactions.

THE BOARD HAS MADE NO DETERMINATION WHETHER TO PURSUE ANY OR A COMBINATION OF THE FOREGOING POSSIBLE COURSES. CPTV AND ITS BOARD OF DIRECTORS HAVE CONCENTRATED ON COMPLETING THE GT TRANSACTIONS, AND WILL CONSIDER FUTURE ALTERNATIVES FOLLOWING THE COMPLETION OF THE GT TRANSACTIONS (IF COMPLETED). TO THE EXTENT ANY MATTER MUST BE SUBMITTED TO SHAREHOLDERS FOR APPROVAL IN CONNECTION WITH ANY FUTURE ACTION, IT WILL BE SUBMITTED TO THE SHAREHOLDERS AT ANOTHER MEETING, NOT AT THIS SPECIAL MEETING.

     Following the completion of the GT Transactions, CPTV will be a public company with a significant amount of liquidity. The Board of Directors believes that CPTV would be an attractive merger or acquisition target for successful businesses that may be in need of additional working capital or a public shareholder base. Such a transaction will possibly give the shareholders of CPTV an interest in a related or new line of business and the opportunity to grow with the business combination.

     Although it believes that it has developed a specialized knowledge of the interactive entertainment industry, CPTV does not propose to restrict its search for investment opportunities to any particular industry. CPTV anticipates that the selection of a business opportunity will be a complex process and will involve a number of risks since emerging growth business opportunities are inherently more volatile than more mature businesses. As a result of rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking either the available capital which CPTV will have or the benefits of a publicly traded corporation, or both.

     CPTV  anticipates  that  business  opportunities  will  be  brought  to its
attention   from  various   sources,   including  its  officers  and  directors,
professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

     To a large extent, a decision to participate in a specific business opportunity will be made upon management's analysis of the quality of the other firm's management and personnel, or the ability of CPTV's management to assume management of the target firm; the anticipated acceptability of new products or marketing concepts; the merit of technological changes; and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, the historical operations of a specific firm may not necessarily be indicative of future potential due to proposed remedial measures such as to shift marketing approaches, expand operations, change product emphasis, change or substantially augment management or make other changes. CPTV may be dependent upon the owners of a business opportunity to identify problems. If CPTV participates in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, CPTV will incur further risk since management of the target company in many instances will not have proved its abilities or effectiveness. It can be expected that a market for such firm's products or services may not be established, and the profitability of the firm will be unproven and unpredictable.

     CPTV's Board of Directors has the authority to effect certain business combinations without submitting the proposal to the shareholders for their consideration. In some instances, however, the proposed participation in a business opportunity may be submitted to the shareholders for their consideration, either voluntarily by the Board of Directors to seek the shareholders' advice and consent, or because of a requirement of state law to do so. Any shareholder vote will be solicited in accordance with the applicable rules and regulations of the Securities and Exchange Commission and state law.

     The Board of Directors and management of CPTV believe that the shareholders of CPTV have not been able to enjoy the full value of their holdings as the price of the CPTV common stock as reflected on the NASDAQ-Small Cap market has consistently carried a market capitalization reflecting less than one-half of CPTV's book value per share. Given the current depressed price of CPTV common stock management of CPTV may at some time recommend that the Board of Directors consider distributing a portion of the proceeds from the GT Transactions to shareholders as a dividend. If made, any such distribution may have tax consequences to the CPTV shareholders receiving the dividend. No distribution is currently being proposed.

Accounting and Tax Treatment

     Based on advice from its accountants, the GT Transactions will be considered the sale or exchange of a capital asset on CPTV's consolidated financial statements. At May 31, 1996, CPTV had a basis in its investment in OddWorld equal to approximately $3.7 million and additional fixed assets being assigned by Alexandria. Assuming that the net purchase price is $6,850,000, CPTV expects to recognize a gain on sale of approximately $3 million. It is expected that CPTV's net operating loss carry-forward at May 31, 1996 exceeds that amount. CPTV does not expect that the GT Transactions will result in any taxable gain other than possibly alternative minimum taxation.

     Shareholders will recognize no gain or loss as a result of CPTV completing the GT Transactions.

Financial Data

     Attached as Exhibit "B" to this Information Statement is certain historical and pro-forma financial information intended to show the pro-forma CPTV Balance Sheet assuming the GT Transactions occurred on May 31, 1996 and the pro-forma CPTV Statements of Operations assuming that the GT Transactions had occurred on September 1, 1994.

     Representatives of Gelfond Hochstadt Pangburn & Co. are expected to be at the Special Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Stock Price

     The first public announcement of the GT Transactions occurred on September 13, 1996. The high and low sale prices as of September 12, 1996 (the day immediately preceding this public announcement) were $0.50 and $0.4375, respectively.

Interest of Certain Persons in or Opposition to Matters to be acted Upon

     Certain persons affiliated with CPTV have a significant interest in the matters to be acted upon at the Special Meeting and the completion of the GT Transactions. The following is a summary of these interests:

     A portion of the proceeds from the GT Transactions will be used to repay Kim Magness, Gary Magness and Gary Vickers $500,000 they advanced to CPTV in July through September 1996, plus interest at 12% per annum.

     If shareholder approval of the GT Transactions is not achieved at the Special Meeting, Messrs. Kim Magness and Gary Magness have agreed to act as a surety for up to $625,000 of amounts advanced by GT to OddWorld. If the GT Transactions are completed following shareholder approval, they will be relieved of this repayment obligation. CPTV paid Messrs. Magness no consideration for their acting as a surety.

     Messrs. Gary Magness, Kim Magness and Vickers are significant shareholders of CPTV, having purchased in the aggregate 1,000,000 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock for a total investment of $500,000 in August 1993.

Required Vote

     The  Board  of  Directors   has  voted   unanimously   to  approve  the  GT
Transactions. As required by the Colorado Business Corporation Act, the shareholders must approve the GT Transactions by a majority vote of the outstanding shares entitled to vote. Certain officers, and directors holding approximately 50.32% of the shares entitled to vote have agreed to vote in favor of the proposed GT Transactions. Those individuals are as follows:

         Gary Magness, Director             12.14%*
         Kim Magness, Co-Founder            12.33%*
         Gary Vickers, President
                  and Director              25.04%*+
         William Gladstone, Director         0.81%
-------

* Includes an aggregate of 1,000,000 shares of Series A Preferred Stock which is entitled to vote on a parity with, and in the same class as, the Common Stock.

+ Includes an irrevocable proxy granted by a family member to Gary Vickers to vote 74,000 shares of CPTV Common Stock.

As a result of this voting agreement, approval of the GT Transactions at the Special Meeting is assured.

Dissenter's Rights

     Shareholders of CPTV have the right to dissent from the action of other shareholders in the approval of the GT Transactions. Dissenters are entitled to obtain payment of the fair value of their shares under Colorado law.

     STRICT COMPLIANCE WITH COLORADO LAW WILL BE NECESSARY TO RETAIN SUCH RIGHTS. SEE EXHIBIT A.

     REGARDLESS OF THE NUMBER OF SHAREHOLDERS WHO MAY ELECT TO DISSENT FROM THE TRANSACTION, MANAGEMENT DOES NOT INTEND TO ABANDON THE GT TRANSACTIONS.

     A shareholder must dissent as to all of the shares registered in his name unless the shareholder is holding shares beneficially for other people. In that case, he must advise CPTV, in writing as to the name address and taxpayer identification number of the person or persons on whose behalf he dissents, and must dissent as to all of the shares held for the benefit of such persons. A beneficial holder of shares who is not a record holder may assert dissenter's rights with respect to all of the shares held on his behalf if he also submits to CPTV the consent of the record holder.

     To assert the right to dissent, a shareholder must file with CPTV, prior to the Special Meeting of Shareholders, a written notice of his intention to demand that he be paid fair compensation for his shares and must refrain from voting his shares in approval of such action. A shareholder may abstain from voting for the proposal, and that will not constitute a waiver of his right to dissent. A vote against the proposal at the meeting does not satisfy the notice requirement. A shareholder who fails in either respect will not acquire a right to payment for his shares.

     When the proposal is approved by the required vote at the Special Meeting, CPTV will mail within ten days of such approval, notice to all shareholders who are entitled to demand payment for their shares. The notice shall state where and when demand for payment should be sent and the certificates representing the shareholders' stock should be deposited in order to obtain payment, supply a form for demanding payment, which shall request the shareholder to state the address to which payment is to be made, and will also be accompanied by a copy of the statutes which are attached hereto as Exhibit A. The time set for the demand and deposit will be not less than 30 days from the mailing of the notice.

     A shareholder who fails to properly demand payment or fails to deposit certificates, as required by the notice mailed to such shareholder, will have no right to receive payment for his shares.

     CPTV expects to pay the dissenting shareholders the fair value of the shares within 60 days following the time described in the notice for demand unless CPTV abandons the GT Transactions. "Fair Value" has not yet been established. This payment will be accompanied by CPTV's closing balance sheet and statement of income for the latest fiscal year, and available interim financial statements, a statement as to CPTV's estimate of the fair value of the shares, an explanation of how the interest was calculated, and a notice of each dissenting shareholder's right to demand supplemental payment, together with the statutes set forth in Exhibit A.

     Within 60 days after receiving a demand for payment or supplemental payment as described in the preceding paragraph, if any such demand for payment remains unsettled, CPTV will file in a court of competent jurisdiction in Denver, Colorado, a petition requesting that the fair value of the shares and the interest thereon be determined by the court. All dissenters, wherever residing, whose demands have not been settled will be made parties to the proceeding as in an action against their shares. All dissenters who are made parties are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

     If CPTV fails to file a petition, each dissenter who has made a demand and who has not already settled his claim against CPTV will be paid by CPTV the amount demanded by him with interest and the dissenter may sue for payment in an appropriate court.

     For more detailed information as to the rights of dissenting shareholders and the procedures to be followed in the event of a dissention, shareholders are referred to the applicable sections of the Colorado Business Corporation Act, a copy of which is attached as Exhibit A.

A VOTE AGAINST PROPOSAL ONE AND/OR THE FACT THAT A SHAREHOLDER DOES NOT VOTE WILL NOT IN ITSELF CONSTITUTE THE WRITTEN DEMAND REQUIRED BY COLORADO LAW TO ENTITLE A SHAREHOLDER TO PAYMENT FOR HIS SHARES. WRITTEN DEMAND MUST BE SEPARATELY MADE IN ACCORDANCE WITH THE STATUTORY PROCEDURE.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting.



                                     By Order of the Board of Directors:

                                     CREATIVE PROGRAMMING AND
                                     TECHNOLOGY VENTURES, INC.



                                    Gary R. Vickers, President

                                                                      EXHIBIT A
                                                                      ---------


 Colorado Business Corporation Act Section 7-113-101, et seq. Dissenters' Rights
 -------------------------------------------------------------------------------



                                      A-1-

                                   ARTICLE 113
                               DISSENTERS' RIGHTS

                                     PART 1
                                RIGHT OF DISSENT
                               PAYMENT FOR SHARES

7-113-101.  Definitions.  For purposes of this Article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by Part 2 of this article.

     (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.  Right to Dissent.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

               (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the Articles of Incorporation; or

               (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;


          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and


                                      A-2-

          (d) Consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2);

     (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

          (a) An amendment to the Articles of Incorporation that materially and adversely affects rights in respect of the shares because it:

               (I) Alters or abolishes a preferential right of the shares; or

               (II)  Creates,   alters  or  abolishes  a  right  in  respect  of
redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

          (b) An amendment to the Articles of Incorporation that affects rights in respect of the shares because it:

               (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the Bylaws or a resolution of the Board of Directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     7-113-103. Dissent by Nominees and Beneficial Owners.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned


                                      A-3-
beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2
                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     7-113-201. Notice of Dissenters' Rights.

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this Title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (l).

     (2) If a  proposed  corporate  action  creating  dissenters'  rights  under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107- 104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this Title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

     7-113-202. Notice of Intent to Demand Payment.

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting, and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (l), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a  proposed  corporate  action  creating  dissenters'  rights  under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107- 104, and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.


                                      A-4-

     7-113-203. Dissenters' Notice.

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

     7-113-204. Procedure to Demand Payment.

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificate as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.


                                      A-5-

     7-113-205. Uncertificated Shares.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

     7-113-206. Payment.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statement shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A  statement  of the  dissenter's  right to demand  payment  under section 7-113-209; and

          (e) A copy of this article.

     7-113-207. Failure to Take Action.

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

                                      A-6-

     7-113-208.   Special   Provisions   Relating  to  Shares   Acquired   After
Announcement of Proposed Corporate Action.

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section
7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date,the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

     7-113-209. Procedure if Dissenter is Dissatisfied with Payment or Offer.

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3
                          JUDICIAL APPRAISAL OF SHARES

     7-113-301. Court Action.

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation  shall commence the proceeding  described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

                                      A-7-

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

     7-113-302. Court Costs and Counsel Fees.

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.


                                      A-8-

                                                                    EXHIBIT B
                                                                    ---------


                  Historical and Pro Forma Financial Statements
                  ---------------------------------------------













                                      B-1-

                            CREATIVE PROGRAMMING AND
                   TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES

                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

                         YEAR ENDED AUGUST 31, 1995 AND
                          NINE MONTHS ENDED MAY 31,1996

On September 13,1996, Creative Programming and Technology Ventures, Inc. ("CPTV", the "Company") sold its ownership interest in OffWorld Entertainment, Inc. doing business as OddWorld Inhabitants ("OddWorld") to an unrelated third party for $7,000,000, net of approximately $175,000 in unpaid expenses. In addition, in August 1996, the Company substantially ceased the operations of Alexandria, Inc. ("Alexandria") and certain of its assets were transferred to OddWorld and are included in the sale of OddWorld. Upon approval of these transactions by the Company's shareholders, the Company is to receive cash of $6,125,000 with an additional $700,000 to be retained in a holdback escrow account until September 1998 unless a valid and proven claim by the purchaser reduces the holdback escrow amount. The accompanying unaudited pro forma consolidated balance sheet as of May 31, 1996 gives effect to the sale of the Company's ownership interest in OddWorld and the termination of operations by Alexandria as if the transactions had been consummated on May 31, 1996. The accompanying unaudited pro forma consolidated statements of operations for the year ended August 31, 1995 and the nine months ended May 31,1996 give effect to the sale of OddWorld and the scaling back of operations by Alexandria as if the transactions had been consummated on September 1, 1994.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position of the Company had the sale occurred on May 31,1996. Nor do the unaudited pro forma financial statements purport to be indicative of the results of operations that actually would have occurred had the sale been consummated on September 1, 1994 or to project the Company's financial position or results of operations for any future period.

                                         CREATIVE PROGRAMMING AND
                                 TECHNOLOGY VENTURES, INC. AND SUBSIDIARY

                                           UNAUDITED PRO FORMA
                                        CONSOLIDATED BALANCE SHEET

                                                 MAY 31, 1996

                                                    ASSETS

                                     Creative
                                    Programming
                                   and Technology          Pro forma              Pro forma
                                     Ventures Inc.         adjustments           consolidated
                                   ---------------         -----------           ------------

Current assets:
  Cash and cash equivalents           $ 502,116         (1) $5,760,998          $6,263,114
  Accounts receivable                    25,520         (1)    (25,520)
  Prepaid expenses                       76,543                                     76,543
  Note receivable under sale
   of discontinued operations            79,320                                     79,320
                                      ---------             ----------          ----------

      Total current assets              683,499              5,735,478           6,418,977
                                     ----------             ----------          ----------

Property and equipment, net             867 202         (1)   (855,386)             11,816
                                     ----------            -----------          ----------
Other assets:
  Certificate of deposit                281,000                                    281,000
  Investment                             35,000                                     35,000
  Restricted cash                                       (2)    700,000             700,000
  Project costs                       1,752,345         (1) (1,484,738)
                                                        (1)   (267,607)

  Note receivable under sale of
   discontinued operations, net
   of current portion                    50,837                                     50,837
  Organization costs and other          106,238         (1)    (76,053)             30,185
                                     ----------             ----------          ----------
       Total other assets             2,225,420             (1,128,398)          1,097,022
                                     ----------             ----------          ----------

       Total assets                  $3,776,121             $3,751,694          $7,527,815
                                     ==========             ==========          ==========


                                                   (Continued)
                                                        2

                                        CREATIVE PROGRAMMING AND
                                TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES

                                          UNAUDITED PRO FORMA
                                  CONSOLIDATED BALANCE SHEET (CONTINUED)

                                            MAY 31, 1996

                                  LIABILITIES AND SHAREHOLDERS' EQUITY


                                     Creative
                                    Programming
                                   and Technology          Pro forma              Pro forma
                                     Ventures Inc.         adjustments           consolidated
                                   ---------------         -----------           ------------
Current liabilities:

 Current portion of long-term debt:
  Financial institution               $  119,410          (1) $(119,410)
  Obligations under capital
   leases                                 19,905          (1)   (19,905)
 Accounts payable, trade                 174,340          (1)  (135,273)            $  39,067
 Accrued expenses and other               84,193          (1)   (84,193)
                                      ----------              ---------             ---------
    Total current liabilities            397,848               (358,781)               39,067
                                      ----------              ---------             ---------
Notes payable financial institution,
  net of current portion                 127,901          (1)  (127,901)
Obligations under capital leases,
  net of current portion                   5,495          (1)    (5,495)
                                      ----------              ---------
    Total long-term liabilities          133,396               (133,396)
                                      ----------              ---------
Shareholders' equity:
  Preferred  stock,  par value $0.01;
   authorized  10,000,000  shares,
   issued and outstanding 1,000,000
   (aggregate liquidation preference
   $10,000)                               10,000                                       10,000
  Common stock, par value $0.01;
   authorized 50,000,000 shares,
   issued 3,321,200 shares                33,212                                       33,212
  Capital in excess of par             8,284,337                                    8,284,337
  Deficit                             (5,020,161)          (1) 3,543,871
                                                           (2)   700,000             (776,290)
  Less 111,121 shares of common
   stock in treasury, at cost            (62,511)                                     (62,511)
                                      ----------               ---------            ---------

    Total shareholders' equity         3,244,877               4,243,871            7,488,748
                                      ----------               ---------            ---------

    Total liabilities and
     shareholders' equity             $3,776,121              $3,751,694           $7,525,815
                                      ==========              ==========           ==========

             See notes to unaudited pro forma consolidated financial statements.

                                       CREATIVE PROGRAMMING AND
                                TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES

                                          UNAUDITED PRO FORMA
                                  CONSOLIDATED STATEMENT OF OPERATIONS

                                      NINE MONTHS ENDED MAY 31, 1996


                                     Creative
                                    Programming
                                   and Technology           Pro forma             Pro forma
                                     Ventures Inc.         adjustments           consolidated
                                   ---------------         -----------           ------------

Revenues                            $  80,560             (3) $ (80,560)
Cost of sales                         893,628             (3)  (893,628)
                                    ---------                 ---------
Gross profit (loss)                   813,068                   813,068

Selling, general and
  administrative expenses           1,939,475             (3)(1,169,619)          $ 769,856

Impairment loss                        73,732             (3)   (73,732)
                                    ---------                 ---------           ---------

Loss from operations               (2,826,275)                2,056,419            (769,856)

Other credits (charges):

  Investment income                                       (4)   321,500
  Interest expense                    101,489             (3)    (3,027)            419,962

Net loss                              (18,033)            (3)    18,033

                                  $(2,742,819)               $2,392,925           $(349,894)
                                  ===========                ==========           =========


Net loss per common share         $     (0.83)                                    $   (0.11)
                                  ===========                                     =========

Weighted average
 number of common shares            3,307,896                                     3,307,896
                                    =========                                     =========

                 See notes to unaudited pro forma consolidated financial statements.
                                                4


                                              CREATIVE PROGRAMMING AND
                                     TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES

                                                 UNAUDITED PRO FORMA
                                        CONSOLIDATED STATEMENT OF OPERATIONS

                                             YEAR ENDED AUGUST 31, 1995


                                     Creative
                                    Programming
                                   and Technology           Pro forma             Pro forma
                                     Ventures Inc.         adjustments           consolidated
                                  ----------------         -----------           ------------

Revenues                              $ 412,936          (5) $ (412,936)
Cost of sales                           473,473          (5)   (473,473)
                                      ---------              ----------
Gross profit (loss)                     (60,537)                 60,537

Selling, general and
 administrative expenses              2,148,990          (5)   (968,476)           $1,180,514
                                     ----------              ----------            ----------

Loss from operations                 (2,209,527)              1,029,013            (1,180,514)
Other credits (charges):
  Investment income                     265,482          (6)    428,750
                                                         (5)    (11,024)              683,208
Interest expense                        (17,063)         (5)     16,866                  (197)
                                     ----------              ----------            ----------

Loss from continuing operations
 before income tax and minority
 interest                            (1,961,108)              1,463,605              (497,503)
Income tax benefit                      124,920                                       124,920
Minority interest in loss of
 consolidated subsidiary                 26,720          (5)    (26,720)
                                     ----------               ---------            ----------
Loss from continuing operations      (1,809,468)              1,436,885              (372,583)
Discontinued operations:
  Income from operations of
   divested subsidiary net of
   income tax expense of $95,100        294,760                                       294,760
  Gain on disposal of divested
   subsidiary net of income tax
   expense of $29,820                    76,020                                        76,020
                                    -----------               ----------           ----------

Net income (loss)                   $(1,438,688)              $1,436,885           $   (1,803)
                                    ===========               ==========           ==========

Income (loss) per common share:
  Loss from continuing operations   $     (0.54)                                   $    (0.11)
  Income from discontinued
   operations                               .09                                           .09
  Gain on disposal of divested
    subsidiary                              .02                                           .02
                                    -----------                                    ----------
Net income (loss)                   $     (0.43)                                   $        0
                                    ===========                                    ==========
Weighted average
  number of common shares             3,380,499                                     3,380,449
                                    ===========                                    ==========


                     See notes to unaudited pro forma consolidated financial statements.

                                                    5


                            CREATIVE PROGRAMMING AND
                   TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

                         YEAR ENDED AUGUST 31, 1995 AND
                         NINE MONTHS ENDED MAY 31, 1996

1.   To  record  the  cash  received,   assets  and  liabilities   disposed  of,
     transaction costs and the gain on sale of OddWorld and fixed assets of Alexandria.

2. To record the cash required to be retained in a holdback escrow until September 1998 unless a claim by the purchaser reduces the escrow amount.

3.   To  eliminate  the   operations  of  OddWorld  and   Alexandria   from  the
     consolidated statement of operations of the Company for the nine months ended May 31, 1996 assuming the sale had occurred on September 1, 1994.

4. To record investment income on the net proceeds from the sale of OddWorld at an estimated investment earnings rate of 7%, for nine months, assuming the sale had occurred at September 1, 1994.

5.   To  eliminate  the   operations  of  OddWorld  and   Alexandria   from  the
     consolidated statement of operations of the Company for the year ended August 31, 1995, assuming the sale had occurred on September 1, 1994.

6. To record investment income on the net proceeds from the sale of OddWorld at an estimated investment earnings rate of 7%, for one year, assuming the sale had occurred at September 1, 1994.

7. Subsequent to May 31,1996, certain affiliates of the Company loaned the Company $500,000 which was invested in OddWorld. This loan was granted at an interest rate of 12% per year and is required to be repaid from the proceeds of the sale of OddWorld.

                                        6